UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2012

The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 330-796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 23, 2012, The Goodyear Tire & Rubber Company (the “Company”) entered into an underwriting agreement with Deutsche Bank Securities Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”), for the issuance and sale by the Company of $700 million in aggregate principal amount of its 7.000% Senior Notes due 2022 (the “Notes”). The Notes are guaranteed by the Company’s U.S. and Canadian subsidiaries that also guarantee the Company’s obligations under its senior secured credit facilities (the “Subsidiary Guarantors”). The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-168704) (the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The offering of the Notes is expected to close on February 28, 2012. The Notes will be issued pursuant to the Indenture, dated as of August 13, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of February 28, 2012 (the “Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s other senior unsecured and unsubordinated debt. Interest is payable on the Notes on May 15 and November 15 of each year, beginning on November 15, 2012. The Notes will mature on May 15, 2022. On or after May 15, 2017, the Company may redeem for cash some or all of the Notes at the redemption prices set forth in the Supplemental Indenture. Prior to May 15, 2017, the Company may redeem for cash some or all of the Notes at a redemption price equal to the principal amount of the Notes plus the make-whole premium set forth in the Supplemental Indenture. In addition, at any time prior to May 15, 2015, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at the redemption price set forth in the Supplemental Indenture.

The terms of the Indenture, among other things, limit the ability of the Company and certain of its subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Company’s subsidiaries to pay dividends to the Company, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s and Standard & Poor’s and no default has occurred or is continuing, certain covenants will be suspended.

The Indenture provides for customary events of default that include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness or judgments, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the

Notes to be due and payable. In addition, in the event of a change in control, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

A copy of the Base Indenture was originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010. A copy of the Supplemental Indenture is attached as Exhibit 4.2 to this Current Report on Form 8-K. The descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

A news release dated February 24, 2012 announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

A list of exhibits filed herewith is contained in the exhibit index following the signature page hereto and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Dated: February 28, 2012	By:	/s/ Richard J. Noechel
Richard J. Noechel Vice President and Controller

Exhibit Index

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of February 23, 2012, among the Company, the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2010)

4.2*	Second Supplemental Indenture, dated as of February 28, 2012, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

4.3*	Form of global note for 7.000% Senior Notes due 2022 (set forth as Exhibit 1 to the Second Supplemental Indenture attached as Exhibit 4.2 hereto).

5.1*	Opinion of Covington & Burling LLP

5.2*	Opinion of David L. Bialosky

5.3*	Opinion of Fasken Martineau DuMoulin LLP

5.4*	Opinion of Squire Sanders (US) LLP

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2*	Consent of David L. Bialosky (included in Exhibit 5.2)

23.3*	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.3)

23.4*	Consent of Squire Sanders (US) LLP (included in Exhibit 5.4)

99.1*	News Release, dated February 24, 2012

*	Filed herewith.

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